UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2017
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ENPHASE ENERGY, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-35480	20-4645388
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1420 N. McDowell Blvd
Petaluma, CA 94954
(Address of principal executive offices, including zip code)
(707) 774-7000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.02. Results of Operations and Financial Condition.
On August 8, 2017, Enphase Energy, Inc. (the “Company”) issued a press release announcing the Company’s financial results for the second quarter ended June 30, 2017. A copy of the press release is furnished as Exhibit 99.1 to this report.
The information in Item 2.02 of this Form 8-K and the exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and shall not be incorporated by reference in any registration statement or other document filed under the Securities Act or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filings, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02. Departure of Directors or Certain Officers: Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers

On August 4, 2017, Paul Nahi, President and Chief Executive Officer of the Company, gave notice to the Company's Board of Directors (the "Board") that he intended to resign his position as President, CEO and director of the Company, effective on August 8, 2017. Mr. Nahi’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.  Mr. Nahi has agreed to provide certain consulting services to the Company until November 9, 2017 (the "Consulting Period") to ensure the smooth transition of his duties and responsibilities. The Company has launched a search process for a successor CEO.

On an interim basis, the Board has appointed Humberto Garcia and Badrinarayanan Kothandaraman to the Office of the CEO of the Company, effective August 8, 2017. Mr. Garcia, 52, has served as the Company’s Vice President and Chief Financial Officer since August 2016, and prior to that, from August 2010 until August 2016, as Vice President of Finance and Corporate Controller. Mr. Kothandaraman, 45, has served as the Company’s Chief Operating Officer since April 2017. The salaries and executive bonus opportunities for each of Mr. Garcia and Mr. Kothandaraman will not change as a result of these appointments.

In connection with his resignation, Mr. Nahi entered into a separation agreement with the Company on August 8, 2017.  Under the separation agreement, Mr. Nahi will continue his current compensation arrangements and benefit plan eligibility with the Company through August 11, 2017.  In recognition of his service, and subject to Mr. Nahi's agreement to a general release of claims, the Company has agreed to provide Mr. Nahi with the following severance benefits: (a) a lump-sum cash payment of 12 months of Mr. Nahi’s monthly base salary and a pro-rata portion of Mr. Nahi’s target annual bonus calculated at 100% of target levels for 2017, less applicable withholdings; (b) Company-paid COBRA premiums for continued health insurance for up to 12 months; (c) accelerated vesting of 25% of Mr. Nahi’s outstanding equity awards; (d) an extended period of time to exercise any outstanding vested stock options (and other vested equity awards which carry a right to exercise) held by Mr. Nahi as of the date of termination, which extended exercisability period will end upon the earlier of (i) the date on which the original term of such equity awards would otherwise expire or (ii) one year following the agreed separation date; (e) an additional lump sum payment of $200,000 to be payable in 30 days after the completion of the Consulting Period, less applicable withholdings; and (f) payment of up to $60,000 in outplacement services, to be utilized within one year of his separation from the Company.

The above description of Mr. Nahi’s separation agreement is qualified in its entirety by reference to the full text of the separation agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2017.
Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
99.1	Press release of the Company, dated August 8, 2017, entitled “Enphase Energy Reports Financial Results for the Second Quarter of 2017.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	August 8, 2017	ENPHASE ENERGY, INC.
		By:	/s/ Humberto Garcia
Humberto Garcia
Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press release of the Company, dated August 8, 2017, entitled “Enphase Energy Reports Financial Results for the Second Quarter of 2017.”